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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of our report dated July 1, 2005 relating to the financial statements of Confluence Acquisition Partners I, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                  /s/ RubinBrown LLP
                                  (formerly Rubin, Brown, Gornstein & Co., LLP)


St. Louis, Missouri
December 12, 2005